UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[X]    Soliciting Material Pursuant to ss.240.14a-12

                              PHARMION CORPORATION
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                (Name of Registrant as Specified In Its Charter)



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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


       1)   Title of each class of securities to which transaction applies:

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       2)   Aggregate number of securities to which transaction applies:

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       3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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       4)   Proposed maximum aggregate value of transaction:

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       5)   Total fee paid:

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[ ]    Fee paid previously with preliminary materials.


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[ ]    Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid

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       2)   Form, Schedule or Registration Statement No.:

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       3)   Filing Party:

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       4)   Date Filed:

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The following was sent to all holders of options to purchase shares of common stock of Pharmion Corporation under the 2001 Non-Employee Director Stock Option Plan on January 4, 2008 in connection with the proposed acquisition of Pharmion Corporation by Celgene Corporation.

TO NON-EMPLOYEE DIRECTORS OF PHARMION CORPORATION WHO HOLD OPTIONS TO PURCHASE SHARES OF COMMON STOCK UNDER THE PHARMION CORPORATION 2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN:

As we announced November 18, 2007, Pharmion Corporation ("Pharmion") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Celgene Corporation ("Celgene") providing for the acquisition of Pharmion by Celgene (the "Merger").

The purpose of this notice is to provide further detail regarding the consequences the Merger will have with respect to the options to purchase common stock of Pharmion ("Pharmion Options") granted under the Pharmion Corporation 2001 Non-Employee Director Stock Option Plan (the "Plan"). You are receiving this notice because you hold at least one outstanding award of Pharmion Options under the Plan. This notice does not intend to provide information regarding any other awards or any other plan or agreement with Pharmion.

The following questions and answers are provided for your general information only and are qualified by the exact language of the Merger Agreement. Pursuant to the Merger Agreement and the Plan, holders of Pharmion Options are entitled to notice regarding the treatment of their stock-based awards under the Plan in connection with the Merger. This document satisfies such notice requirements.

         YOU SHOULD SEEK THE ADVICE OF YOUR TAX OR FINANCIAL CONSULTANT IF YOU HAVE SPECIFIC QUESTIONS REGARDING THE TAX CONSEQUENCES
                     ASSOCIATED WITH YOUR PHARMION OPTIONS.

US Federal Income Taxes -- IRS Circular 230 disclosure:
------------------------------------------------------

To ensure compliance with requirements imposed by the Internal Revenue Service, we inform you that any U.S. tax advice contained in this communication is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing, or recommending to another party any transaction or matter addressed herein.

TREATMENT OF UNVESTED PHARMION OPTIONS
--------------------------------------

Question 1: What will happen to my unvested Pharmion Options in connection with the Merger?

     Answer: Subject to your continued service as a director of Pharmion through the consummation of the Merger (the "Closing"), immediately prior to the Closing all of your unvested Pharmion Options will vest in consideration of your expected post-Closing


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     resignation from the Board of Directors (the "Board").

TREATMENT OF VESTED PHARMION OPTIONS
------------------------------------

Question 2: What will happen to my vested Pharmion Options in connection with the Merger?

     Answer: Upon the Closing, without any action on your part, all of your then-outstanding, exercisable and vested Pharmion Options, including your Pharmion Options that vested immediately prior to the Closing as described in the answer to Question 1, will be cancelled, and you will receive, in exchange therefor, the consideration you would have received (i) had you, immediately prior to the Closing, effected a cashless exercise of such vested Pharmion Options, subject to all applicable income and employment withholding taxes normally due upon the cashless exercise of stock options, and (ii) had the net shares of Pharmion common stock that would have been issued to you upon such cashless exercise been converted by the Merger into the merger consideration being received by all holders of Pharmion common stock in connection with the Merger (as described more fully below).

     For purposes of determining the number of net shares of Pharmion common stock that would have been issued to you upon such a "cashless exercise" of your vested Pharmion Options and therefore subject to conversion into merger consideration, you would multiply the number of shares of stock subject to the vested portion of each Pharmion Option grant awarded to you, by the exercise price per share stated in your grant agreement, to determine the total "purchase price" of the Pharmion shares of common stock. You would then subtract from the total number of Pharmion shares of common stock you would be purchasing, the number of shares equal in market value on the date of cashless exercise to the sum of (x) the purchase price and (y) the aggregate income and employment withholding taxes payable as a result of the deemed exercise of such vested Pharmion Options.

     Pursuant to the Merger Agreement, the "merger consideration" per share of Pharmion common stock consists of (x) $25.00 in cash and (y) a fraction of a share of Celgene common stock equal to (A) $47.00 divided by (B) the volume weighted average price per share of Celgene common stock on The Nasdaq Stock Market for the 15 consecutive trading days ending on (and including) the third trading day immediately prior to the date of Closing (the "Measurement Price"); provided that you will not receive in the Merger more than 0.8370, or less than 0.6445, of a share of Celgene common stock per share of Pharmion common stock deemed held by you as the result of such automatic cashless exercise of your vested Pharmion Options. Thus, for example, in the event the Measurement Price falls to any price below $56.15, the stock portion of the merger consideration will never be higher than 0.8370 of a share of Celgene common stock per share of Pharmion common stock, and in the event the Measurement Price rises above $72.93, the stock portion of the merger consideration will never be lower than 0.6445 of a share of Celgene common stock per share of Pharmion common stock. In lieu of any fractional share resulting from the operation of this formula, you will receive an amount


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     in cash (rounded down to the nearest whole cent) equal to such fractional share multiplied by the Measurement Price.

Question 3: Will I need to take any action to receive this consideration in connection with the Merger?

     Answer: No, you do not need to take any further action with respect to your Pharmion Options in order to receive the accelerated vesting and merger consideration described above. If you do nothing now, then if and when the Merger is completed (i.e., the Closing occurs) you will automatically be entitled to payment of the merger consideration received by Pharmion stockholders in the Merger in respect of the number of shares of Pharmion common stock that you would have received upon a cashless exercise of your outstanding Pharmion Options upon the Closing, as described above. As the Closing draws nearer, further instructions will be provided regarding the process by which you will actually receive the merger consideration. HOWEVER, SEE QUESTION 5 BELOW REGARDING PHARMION OPTIONS THAT ARE SCHEDULED TO EXPIRE PRIOR TO THE CLOSING OF THE MERGER.

Question 4: What will happen to my Pharmion Options in the event I resign from the Board prior to the Closing?

     Answer: In the event you resign from the Board for any reason prior to the Closing, the same terms and conditions as set forth in the Plan and any agreements thereunder relating to the grant of your Pharmion Options will continue to govern such Pharmion Options. To the extent such Pharmion Options remain outstanding after your resignation and through the Closing, they will be treated as any other Pharmion Option as described herein. To the extent such Pharmion Options remain outstanding after your termination but expire prior to the Closing, they will be treated as described in the answer to Question 5 below.

TREATMENT OF PHARMION OPTIONS THAT EXPIRE PRIOR TO THE CLOSING
--------------------------------------------------------------

Question 5: What will happen to my Pharmion Options that would otherwise expire prior to the Closing pursuant to their terms?

     Answer: Prior to the Closing, the Merger Agreement will have no effect on your outstanding Pharmion Options, which will remain subject to the terms and conditions of the applicable Plan and award agreements currently in effect. Thus, whether or not you are currently or remain a Pharmion director, to the extent any Pharmion Options you hold would expire pursuant to their terms prior to the Closing, you will need to exercise such Pharmion Options if you wish to participate in the Merger as a holder of Pharmion common stock. If you fail to exercise your Pharmion Options prior to their expiration date, those Pharmion Options will expire on their expiration date, and you will not be entitled to any consideration in connection with the Merger in respect of such Pharmion Options or the Pharmion common stock underlying such Pharmion Options.


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NO MERGER
---------

Notwithstanding the signing of the Merger Agreement, if the Merger is not completed for any reason (no Closing takes place), your Pharmion Options will remain unaffected by the Merger Agreement and will remain subject to all of the terms and conditions of the Plan and award agreements currently in effect, including the current vesting schedules.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT
------------------------------------------------------------

This document shall not constitute an offer of any securities for sale. The Merger will be submitted to Pharmion's stockholders for their consideration and vote. In connection with the Merger, Celgene and Pharmion intend to file relevant materials with the SEC, including a registration statement, the proxy statement/prospectus, and other relevant documents concerning the Merger. Investors and stockholders of Celgene and Pharmion are urged to read the registration statement, the proxy statement/prospectus, and other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to such documents because they will contain important information about Celgene, Pharmion, and the Merger. Stockholders of Celgene and Pharmion can obtain more information about the proposed transaction by reviewing the Forms 8-K filed by Celgene and Pharmion in connection with the announcement of the entry into the Merger Agreement and any other relevant documents filed with the SEC when they become available. The proxy statement/prospectus, the registration statement, and any other relevant materials (when they become available), and any other documents filed with the SEC by Celgene or Pharmion, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by directing a written request to: Celgene Corporation, 86 Morris Ave., Summit, New Jersey 07901, Attention: Investor Relations, or Pharmion Corporation, 2525 28th Street, Suite 200, Boulder, Colorado 80301,
Attention: Investor Relations. Investors and stockholders are urged to read the proxy statement/prospectus, the registration statement, and other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

PARTICIPANTS IN SOLICITATIONS
-----------------------------

Pharmion and its directors, executive officers, and other members of its management and employees may be deemed to be participants in the solicitation of proxies from stockholders of Pharmion in connection with the Merger. Information regarding Pharmion's directors and executive officers is available in Pharmion's proxy statement on Schedule 14A for its 2007 annual meeting of stockholders, which was filed with the SEC on April 30, 2007. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.


If you have additional questions concerning the information contained in this notice, please contact Steve Dupont (telephone: 720-564-9153; email: sdupont@pharmion.com) or Diane Anderson (telephone: 720-564-9125, email: danderson@pharmion.com).


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